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                                                                 EXHIBIT 99.1

                        FORM OF STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the __ day of __________, 1996, by and between Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), and ____________________ (the "Purchaser"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Company's Registration Statement (File No. 333-04817) on Form S-2, as amended, filed with the Securities and Exchange Commission.

                              W I T N E S S E T H:

     WHEREAS, the Company anticipates issuing to (i) its Shareholders, other than Airline Investors Partnership, L.P., Shareholder Rights to subscribe for and purchase additional shares of Common Stock, $0.01 par value per share, at a per share Subscription Price of $3.90, (ii) Eligible Employees the Employee Rights to subscribe for and purchase shares of Common Stock at the Subscription Price, subject to the Oversubscription Privilege for such Employee Rights, and (iii) certain other persons Options to subscribe for and purchase shares of Common Stock at the Subscription Price (items (i), (ii) and (iii), collectively, the "Rights"); and

     WHEREAS, in connection with the Rights Offering the Company also desires to sell and issue at the Subscription Price to, among others, certain institutional investors and high net worth individuals (the "Purchasers") (i) an aggregate of 2,250,000 shares of Common Stock (the "Base Shares"), (ii) an aggregate of up to 4,160,256 additional shares of Common Stock (the "Standby Shares"), and (iii), solely at the Purchasers' options, an aggregate of up to 4,160,256 additional shares of Common Stock minus any Committed Standby Shares actually issued (the "Additional Shares"); and

     WHEREAS, Jefferies & Company, Inc. ("Jefferies" or the "Financial Advisor") has acted as financial advisor to the Company in connection with the Rights Offering and assisted the Company in the negotiation of this Agreement with the Purchaser; and

     WHEREAS, the Purchaser and the Company desire to enter into this Agreement regarding the purchase of a portion of the Base Shares, the Standby Shares and the Additional Shares;

     NOW, THEREFORE, in and for consideration of the premises, and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, the parties agree as follows:

     1.  PURCHASE AND SALE OF SHARES.

       Subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Subscription Price, (i) _________ Base Shares (the "Purchaser's Base Shares") and (ii) up to __________ shares of the Standby Shares (the "Purchaser's Standby

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Shares"), with the exact number of the Purchaser's Standby Shares to be calculated by multiplying __________ by a fraction, the numerator of which is equal to the difference between (A) $6,410,000 (I.E., $25,000,000 divided by $3.90) and (B) the sum of (1) shares issued upon exercise of the Rights and
(2) the Base Shares, and the denominator of which is 4,160,256 (I.E., the maximum possible number of Standby Shares).

     (b) Subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Purchaser, solely at the Purchaser's election, at the Subscription Price, any or all of a number of the Additional Shares (the "Available Additional Shares") equal to the lesser of
(A) 12,100,000 MINUS (2) the total number of Rights Shares actually issued MINUS (3) 2,250,000 MINUS (4) the total number of Standby Shares actually issued and (B)(1) 6,410,256 (I.E., $25,000,000 DIVIDED BY $3.90) MINUS (2)
the total number of Standby Shares actually issued MINUS (3) 2,250,000; PROVIDED, HOWEVER, that if the Available Additional Shares are oversubscribed for by the Purchasers (the "Oversubscribing Purchasers)", the number of Available Additional Shares each Oversubscribing Purchaser may purchase shall be equal to the lesser of (1) the number of the Available Additional Shares actually subscribed for by such Oversubscribing Purchaser and (2) the number of the Available Additional Shares multiplied by a fraction, the numerator of which is equal to the number of Base Shares actually purchased by the Oversubscribing Purchaser and the denominator of which is equal to the number of Base Shares purchased by all Oversubscribing Purchasers. The Purchaser shall have no obligation to purchase all or any of the Available Additional Shares until notification by it to the Company of its intention to so purchase and the Purchaser's right to purchase the Available Additional Shares shall expire at the Closing Time (as defined in Section 2).

     (c) The actual number of the Purchaser's Standby Shares and the actual number of the Available Additional Shares that the Purchaser shall be able to purchase (the "Purchaser's Additional Shares") shall be calculated by the Company immediately prior to Closing (as defined in Section 2). The parties hereto acknowledge that such amounts may be less than the respective maximum numbers set forth in Sections 1(a) and 1(b) hereof.

     2. THE CLOSING. As soon as practicable following its determination of the number of Shares subject to Rights that expire without being exercised and are not purchased pursuant to the Oversubscription Privilege, the Company shall notify the Purchaser of the number of Purchaser's Standby Shares, if any, and the number of Available Additional Shares, if any, as the case may be, and the Purchaser shall notify the Company of the number of Purchaser's Additional Shares, if any, to be purchased by the Purchaser, all pursuant to
Section 1. The delivery of and payment for (A) the Purchaser's Base Shares, the Purchaser's Standby Shares and the Purchaser's Additional Shares that the Purchaser has elected to purchase, if any, shall take place on the sixth business day following the Expiration Date at the office of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, at __:00 a.m., Los Angeles time, on such designated date (such time and date being referred to as the "Closing Time", the date of the Closing Time being referred to as the "Closing Date" and the consummation of the transaction being referred to as the "Closing"). The Purchaser's Base Shares, the Purchaser's Standby Shares,

                                      -2-

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if any, and the Purchaser's Additional Shares, if any, purchased pursuant hereto, as the case may be, are hereinafter referred to as the "Purchaser's Shares."

     3. DELIVERY OF THE PURCHASER'S SHARES. At the Closing, the Purchaser's Shares, registered in the name of the Purchaser or its nominee(s), as the Purchaser may specify in writing at least three (3) days prior to the Closing Date, shall be delivered by or on behalf of the Company to the Purchaser, for the Purchaser's account, against delivery by the Purchaser of the aggregate Subscription Price therefor in immediately available funds in the form of one or more certified checks or a wire transfer to an account designated by the Company.

     4. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company to the Purchaser are set forth in ANNEX A hereto and incorporated herein by reference. The Purchaser hereby represents and warrants to the Company as of the date hereof as follows:

     (a) The Purchaser is a corporation [limited partnership] duly incorporated [organized], validly existing and in good standing under the laws of __________________, with full power and authority (corporate and other) to perform its obligations under this Agreement.

     (b) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser; and this Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding instrument of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) The Purchaser is not (i) a member of the National Association of Securities Dealers, Inc. ("NASD"), (ii) an officer, director, general partner, employee or agent of any NASD member, (iii) associated with any NASD member or
(iv) an immediate family member of any such person.

     5.  CLOSING CONDITIONS.

         (a) The obligations of the Company to consummate the issuance and sale of the Purchaser's Shares shall be subject, in the discretion of the Company, to the condition that all representations and warranties and other statements of the Purchaser are, at and as of the Closing Time, true and correct in all material respects, the condition that the Purchaser shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and to the additional condition that no stop order suspending the effectiveness of the Registration Statement (as defined in ANNEX A) or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

                                      -3-

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         (b)  The obligations of the Purchaser to consummate the purchase and sale of the Purchaser's Shares shall be subject, in the discretion of the Purchaser, to the condition that all representations and warranties and other statements of the Company are, at and as of the Closing Time, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and to the additional condition that no stop order suspending the effectiveness of the Registration Statement (as defined in ANNEX A) or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

     6. TERMINATION. Either of the parties hereto may terminate this Agreement if the transactions contemplated hereby are not consummated by _______________, 1996 through no fault of such party. In addition, this Agreement shall terminate upon mutual consent of the parties hereto. The Company and the Purchaser hereby agree that any termination of this Agreement pursuant to this Section 6, or the termination of the Rights Offering for any reason whatsoever by the Company (other than termination in the event of a breach of this Agreement by the Purchaser or misrepresentation of any of the statements made herein by the Purchaser) shall be without liability of the Company or the Purchaser.

      7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in effect at the time of the execution hereof.

     8. ENTIRE AGREEMENT. This Agreement represents the entire understanding of the parties with respect to the matters addressed herein and supersedes all prior written and oral and all concurrent oral understandings concerning the subject matter herein.

     9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

     10. ATTORNEYS' FEES. In the event of any suit or other proceeding to construe or enforce any provision of this Agreement, or otherwise in connection with this Agreement, the prevailing party's reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party may be entitled) shall be paid by the other party, whether or not such suit or proceeding is prosecuted to judgment.

     IN WITNESS WHEREOF, and intending to be legally bound thereby, the Purchaser and Hawaiian Airlines, Inc. has each signed or caused to be signed its name as of the day and year first above written.

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"THE COMPANY"
HAWAIIAN AIRLINES, INC.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819
Facsimile: (808) 835-3690


By:_______________________________   By ___________________________________
   Bruce R. Nobles                      John Garibaldi
   President and CEO                    Executive Vice President and CFO

"PURCHASER"

By:_______________________________
Name:
Title:
Address/Facsimile:

                                      -5-

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                                     ANNEX A
            REPRESENTATIONS AND WARRANTIES OF HAWAIIAN AIRLINES, INC.

     The terms which follow, when used in this Annex A, shall have the meanings indicated. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in SECTION 1(a)(i) below and any preliminary prospectus included in the Registration Statement on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in SECTION 1(a)(i) below, including exhibits, as amended at the Representation Date (as defined below) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). The prospectus constituting a part of the Registration Statement (including the Rule 430A Information), as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Financial Advisor by the Company that differs from the prospectus on file at the Securities and Exchange Commission (the "Commission") at the Effective Date (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations (as defined below)), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Financial Advisor for such use. "Rule 424" and "Rule 430A" refer to such rules under the Securities Act of 1933, as amended (the "Act"; the rules and regulations under the Act, the "Act Regulations"). "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

     The Company hereby represents and warrants to the Purchaser as of the date hereof (such date being referred to as the "Representation Date") as follows:

          (i) The Company has filed with the Commission a registration statement (Registration No. 333-04817) on Form S-2, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Shares. The Company has filed one or more amendments thereto, including any related preliminary prospectus, each of which previously has been furnished to the Financial Advisor. The Company has filed, or will file prior to the Closing, with the Commission either (A) prior to effectiveness of the Registration Statement, a further amendment to the Registration Statement (including the form of final prospectus) or (B) after effectiveness of the Registration Statement, a final prospectus in accordance with Rules 430A and 424(b) of the Act Regulations. The Company has included in the Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information in the case of clause (B)) required by the Act and the Act Regulations to be included in the Prospectus with respect to the Shares and the offering thereof. The form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent the Financial Advisor shall

                                    (i)

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agree to a modification, shall be in all substantive respects in the form furnished to the Financial Advisor prior to the date hereof.

          (ii) On the Effective Date, the Representation Date and the Closing Date, the Registration Statement did and will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), when first provided to the Financial Advisor for use, on the Representation Date and on the Closing Date, the Prospectus did and will, comply in all material respects with the applicable requirements of the Act and the Act Regulations; on the Effective Date, the Representation Date and the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, when the Prospectus is first filed (if required) in accordance with Rule 424(b), when first provided to the Financial Advisor for use, on the Representation Date and on the Closing Date, the Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations, or warranties or agreements as to the information provided in writing to the Company by or on behalf of the Financial Advisor expressly for use in the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of the Financial Advisor to the Company expressly for use in the Registration Statement or the Prospectus is that information contained in the section of the Prospectus entitled "Financial Advisor."

          (iii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or, to the knowledge of the Company, threatened to institute proceedings for that purpose.

          (iv) The Company has been duly incorporated under the laws of the Territory of Hawaii and is an existing corporation in good standing under the laws of the State of Hawaii, with full power and authority (corporate and other) to perform its obligations under the Agreement.

          (v) The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company and the Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (vi) The Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor will be validly issued, fully paid and nonassessable. The Rights have been duly authorized by the Company, and when

                                    (ii)

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issued and delivered by the Company, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (vii) The execution and delivery of the Agreement, the consummation by the Company of the transactions contemplated herein and in the Prospectus and the compliance by the Company with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the Amended Articles of Incorporation or Bylaws of the Company, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound, with such exceptions as would not have a material adverse effect on the financial condition of the Company, or (B) any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration or qualification of or with any such government, governmental instrumentality or court is required for the valid authorization, execution, delivery and performance by the Company of the Agreement, the issue of the Rights and the Shares or the consummation by the Company of the other transactions contemplated by the Agreement, except such as (1) have been obtained on or before the Representation Date or (2) if not required prior to the Representation Date, will have been obtained on or before the Closing Date, except for any such consent, approval, authorization, order, registration or qualification, the failure of which to obtain or make would not have a material adverse effect on the Company's ability to issue the Shares or consummate the other transactions contemplated by the Agreement.

                                    (iii)